Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

To the Board of Directors

Jovian Energy, Inc.

We consent to the use of our Independent Auditors' Report dated October 7, 2002 covering the financial statements of Jovian Energy, Inc for each of the two years in the period ended December 31, 2001 to be included in a Form SB-2 registration statement to be filed with the Commission on approximately November 12, 2002.

We also consent to the reference to us as experts in matters of accounting and auditing in this registration statement.

 /s/ Stonefield Josephson, Inc.

Stonefield Josephson, Inc.

Santa Monica, California

November 12, 2002